Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-138255) on Form S‑3 and (Nos. 333‑60525, 333‑51704, 333‑53786, 333‑143967, 333‑152359, 333‑182347, 222‑205267, and 333-225461) on Form S‑8 of our reports dated February 16, 2023, with respect to the consolidated financial statements of Amedisys, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Baton Rouge, Louisiana
February 16, 2023